Exhibit 23.6

Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, WI 53202-4497
Telephone: 414-277-5000
Fax: 414-271-3552

November 6, 2002

Wisconsin Electric Power Company
231 West Michigan Street
P. O. Box 2046
Milwaukee, WI 53201

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement on Form S-3 relating to First Mortgage Bonds and Debt Securities which you are filing under the Securities Act of 1933. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/    Quarles & Brady LLP

QUARLES & BRADY LLP